SECOND AMENDMENT

TO

TURN KEY DATACENTER LEASE

THIS SECOND AMENDMENT TO TURN KEY DATACENTER LEASE (this “Amendment”) is made and entered into as of (but not necessarily on) the latest of the parties’ respective dates of execution set forth on the signature page hereof (the “2A Effective Date”), by and between DIGITAL ALFRED, LLC, a Delaware limited liability company (“Landlord”), and CONSTANT CONTACT, INC., a Delaware corporation (“Tenant”).

W I T N E S S E T H:

WHEREAS, Landlord and Tenant have heretofore entered into that certain Turn Key Datacenter Lease having an effective date of December 31, 2010 (the “Original TKD Lease”), as amended by that certain First Amendment to Turn Key Datacenter Lease having an effective date of March 31, 2011 (the “1A”; together with the Original TKD Lease, collectively, the “TKD Lease”), covering approximately 3,600 total square feet of area located in Suite 140 and certain pathway rights (collectively, the “Tenant Space”), in that certain building located at 3105 Alfred Street, Santa Clara, California (the “Building”);

WHEREAS, Landlord and Tenant have heretofore entered into that certain POP Room Rider having an effective date of December 31, 2010 (the “POP Rider”), which amends and modifies the TKD Lease and covers (i) two (2) one-quarter (1/4) racks in Suite 155 of the Building, and (ii) two (2) one-quarter (1/4) racks in Suite 142 of the Building (the TKD Lease and the POP Rider are referred to herein, collectively, as the “Lease”);

WHEREAS, the Lease commenced eighteen (18) days following the Outside Completion Date set forth in the TKD Lease (the “Late Lease Commencement”);

WHEREAS, each capitalized term or phrase used in this Amendment shall have the same meaning as the meaning ascribed to such term or phrase in the Lease unless expressly otherwise defined in this Amendment; and

WHEREAS, Landlord and Tenant desire to further modify the terms of the Lease in accordance with the terms and conditions herein provided.

NOW, THEREFORE, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration paid by each party hereto to the other, the receipt and sufficiency of which are hereby mutually acknowledged, Landlord and Tenant hereby agree as follows:

1. Tenant Improvement Allowance; Installation Fee.

A. 2A Tenant Improvement Allowance. Contemporaneously with Landlord’s execution of this Amendment, Landlord hereby agrees to deliver the sum of

$50,000.00 (the “2A Tenant Improvement Allowance”) to Tenant, as a tenant improvement allowance. Notwithstanding anything in the Lease to the contrary, Tenant hereby (i) agrees that the 2A Tenant Improvement Allowance shall be Tenant’s sole and exclusive remedy with respect to the Late Lease Commencement, and (ii) releases and holds harmless Landlord and the other members of the Landlord Group from any and all Claims arising from, in connection with, or in any manner related to the Late Lease Commencement (“Tenant’s Release”). Tenant’s Release shall survive the expiration or termination of the Lease.

B. Installation Fee. Landlord and Tenant acknowledge that Landlord has not yet invoiced Tenant for, and Tenant has not yet paid, the Installation Fee. Effective as of, and from and after, the 2A Effective Date, Landlord does hereby waive the Installation Fee contained in Item 9 of the Basic Lease Information of the TKD Lease. Accordingly, effective as of, and from and after, the 2A Effective Date:

(i) Tenant shall no longer be obligated to pay the Installation Fee;

(ii) Item 9 of the Basic Lease Information of the TKD Lease is hereby amended and restated in its entirety to read as follows:

9. Intentionally Deleted:	Intentionally Deleted.

(iii) Section 3.2 of the Standard Lease Provisions of the TKD Lease is hereby amended and restated in its entirety to read as follows:

3.2 Installation Fee. Intentionally Deleted.

2. Estoppel. Tenant hereby (a) confirms, to the best of Tenant’s actual knowledge, Landlord is not in default under the Lease as of the date this Amendment is executed by Tenant, and (b) confirms that, to the best of Tenant’s actual knowledge, as of the date this Amendment is executed by Tenant, Landlord has no outstanding obligations with respect to the Tenant Space and/or under the Lease that would, with the passage of time, the giving of notice, or both, result in Landlord being in default under the Lease.

3. Confidentiality. Each party agrees that the terms and provisions of this Amendment are confidential and shall be governed by Section 17.19 of the Standard Lease Provisions of the TKD Lease as though the terms hereof were originally part of the Lease.

4. Miscellaneous.

A. In the event that the terms of the Lease conflict or are inconsistent with those of this Amendment, the terms of this Amendment shall govern. In that connection, the Lease is hereby amended as and where necessary, even though not specifically referred to herein, in order to give effect to the terms of this Amendment.

B. Except as amended by this Amendment, the terms of the Lease are ratified by the parties and remain in full force and effect.

C. Submission of this Amendment for examination does not constitute an offer, right of first refusal, reservation of, or option for, any premises in or on the Building. This Amendment shall become effective only upon execution and delivery by both Landlord and Tenant.

D. This Amendment may be executed simultaneously in two or more counterparts each of which shall be deemed an original, but all of which shall constitute one and the same Amendment. Landlord and Tenant agree that the delivery of an executed copy of this Amendment by facsimile or e-mail shall be legal and binding and shall have the same full force and effect as if an original executed copy of this Amendment had been delivered.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, Landlord and Tenant have caused this Amendment to be executed on the respective dates set forth below, to be effective as of the 2A Effective Date.

LANDLORD:

DIGITAL ALFRED, LLC, a Delaware limited liability company

By:	Digital Realty Trust, L. P.,
a Maryland limited partnership,
its member and manager

	By:	Digital Realty Trust, Inc.,
a Maryland corporation,
its general partner

		By:	/s/ Richard Berk
		Name:	Richard Berk
		Title:	Vice President Portfolio Management, West Region

Date: December 15, 2011

TENANT:

CONSTANT CONTACT, INC.,
a Delaware corporation

By:	/s/ John J. Walsh, Jr.
Name:	John J. Walsh, Jr.
Title:	Senior Vice President, Engineering and Operations

Date: November 28, 2011